Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 9, 2013 (this “Amendment”), is by and among CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company (the “Borrower”), the Banks (as hereinafter defined) named on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the banks and other financial institutions from time to time parties thereto (collectively, the “Banks”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Banks agree to amend the Credit Agreement as provided herein, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, as amended hereby (the “Amended Credit Agreement”), shall have the meanings assigned to such terms in the Amended Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Impacted Interest Period” has the meaning set forth in the definition of “Eurodollar Rate”.

“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of 11:00 A. M. London time, two Business Days prior to the beginning of such Impacted Interest Period; provided that, to the extent the rate referenced in clause (a) above would be the overnight rate but for the fact that the overnight rate is no longer a Screen Rate, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“Reference Bank” means such bank as may be selected by the Administrative Agent and is reasonably acceptable to the Borrower.

“Reference Bank Rate” means, for any Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by at least two Reference Banks as of 11:00 A.M. London time, two Business Days prior to the beginning of such Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for such Interest Period, were it to do so by asking for and then accepting interbank offers in reasonable market size in Dollars and for such Interest Period.

“Screen Rate” has the meaning set forth in the definition of “Eurodollar Rate”.

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Eurodollar Rate” and “Maturity Date” in their entirety with the following definitions:

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “Screen Rate”) as of 11:00 A. M. London time, two Business Days prior to the beginning of such Interest Period; provided that (x) if any Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if a Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurodollar Rate for the Impacted Interest Period shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; each of the foregoing determinations shall be subject to Section 3.5.

“Maturity Date” means September 9, 2018, subject to the extension thereof with respect to all or part of the Commitments pursuant to Section 2.7.

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(c) Each of the definition of “Interest Period” in Section 1.1 of the Credit Agreement, the Form of Notice of Borrowing attached to the Credit Agreement as Exhibit A and the Form of Notice of Interest Conversion/Continuation attached to the Credit Agreement as Exhibit B is hereby amended to (i) delete the words “two weeks” therein and (ii) replace such words with the words “one week”.

(d) Section 3.5(a) of the Credit Agreement is hereby amended to (i) delete the words “Sections 3.3(a) and (b) hereof” therein and (ii) replace such words with the words “Sections 3.3(a), (b) and (c) hereof”.

(e) Section 3.5(b) of the Credit Agreement is hereby amended to (i) insert the parenthetical “(including, without limitation, by means of an Interpolated Rate or a Reference Bank Rate)” at the end of sub-clause (b)(i), (ii) after giving effect to the modification set forth in Section 2(e)(i) of this Amendment, make the then-existing clause (b) a new clause (c) and (iii) after giving effect to the modification set forth in Section 2(e)(ii) of this Amendment, add the following new clause (b):

“(b) If, prior to the first day of any Interest Period for a Borrowing of Eurodollar Rate Loans, the Administrative Agent is unable to obtain a quotation for the Eurodollar Rate as contemplated by the definitions of “Eurodollar Rate” and “Interpolated Rate”, then the applicable Eurodollar Rate shall be the Reference Bank Rate for such Interest Period for such Eurodollar Rate Loan; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

(b) both immediately before and after giving effect to this Amendment, no Default or Event of Default exists or is continuing;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment fully executed and delivered by the Borrower and each Bank; and

(b) the Administrative Agent shall have received all fees required to be paid (including, without limitation, and to the extent necessary, (i) all accrued and unpaid Commitment Fees and (ii) the fees set forth in that certain Fee Letter, dated as of July 25, 2013, by and among CenterPoint Energy, Inc., the Administrative Agent, J.P. Morgan Securities LLC, Citibank, N.A. and Citigroup Global Markets Inc.), and all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent under Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof.

SECTION 5. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 7. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

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SECTION 9. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC,
as the Borrower

By:	/s/ Marc Kilbride
Name:	Marc Kilbride
Title:	Vice President and Treasurer

First Amendment to Credit Agreement

(CEHE)

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Bank

By:	/s/ Bridget Killackey
Name:	Bridget Killackey
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ William A. Merritt, III
Name:	William A. Merritt, III
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

THE ROYAL BANK OF SCOTLAND PLC,
as a Bank

By:	/s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

BARCLAYS BANK PLC,
as a Bank

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

CITIBANK, N.A.,
as a Bank

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Philippe Sandmeier
Name:	Philippe Sandmeier
Title:	Managing Director

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Nick Brokke
Name:	Nick Brokke
Title:	Assistant Vice President

First Amendment to Credit Agreement

(CEHE)

ROYAL BANK OF CANADA, as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CEHE)

SUNTRUST BANK,
as a Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

First Amendment to Credit Agreement

(CEHE)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Robert J. MacFarlane
Name:	Robert J. MacFarlane
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

UBS AG, STAMFORD BRANCH,
as a Bank

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

First Amendment to Credit Agreement

(CEHE)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CEHE)

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CEHE)

MIZUHO BANK (USA),
as a Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

First Amendment to Credit Agreement

(CEHE)

MORGAN STANLEY BANK, N.A.,
as a Bank

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CEHE)

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

COMERICA BANK,
as a Bank

By:	/s/ Joey Powell
Name:	Joey Powell
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Jon Hinard
Name:	Jon Hinard
Title:	Senior Vice President

First Amendment to Credit Agreement

(CEHE)

THE NORTHERN TRUST COMPANY,
as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Vice President

First Amendment to Credit Agreement

(CEHE)